UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2020
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders

Workhorse Group Inc. (the “Company”) held a Special Meeting on March 13, 2020 in Loveland, Ohio. There were 72,026,865 shares of common stock outstanding on February 6, 2020, the record date, of which 37,422,540 shares were represented at the Special Meeting, in person or by proxy, constituting a quorum. The proposal considered at the Special Meeting is to approve, for purposes of Nasdaq Rules 5635(d), the issuance of the maximum number of shares of our common stock issuable in connection with the potential future (A) conversion of the a senior secured convertible note in the initial principal amount of $41,000,000 (the “Note”), (B) delivery of shares of common stock in lieu of cash payments of interest and principal on the Note and (C) exercise of Warrants, each issued pursuant to the Securities Purchase Agreement, dated November 21, 2019, by and between the Company and HT Investments MA, LLC. This proposal considered at the Special Meeting. The proposal, which was described in detail in the Proxy Statement, was voted upon at the Special Meeting and the number of votes cast with respect to the proposal, resulting in the approval of such proposal, is as set forth below:

For	Against	Abstain
33,527,388	3,517,462	377,690

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: March 17, 2020	By:	/s/ Steve Schrader
	Name: Title:	Steve Schrader Chief Financial Officer

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